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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of CoreStates Financial Corp for the registration of 6,824,047 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 1994, except for the second paragraph of Note 2, as to which the date is March 16, 1994, and the third paragraph of Note 2, as to which the date is June 27, 1994, with respect to the consolidated financial statements of CoreStates Financial Corp for the year ended December 31, 1993 (restated to include Constellation Bancorp which was acquired on March 16, 1994 and Independence Bancorp, Inc. which was acquired on June 27, 1994), included in its Form 8-K dated September 13, 1994 filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Philadelphia, Pennsylvania
September 13, 1994